CONCESSION AGREEMENT

                                       FOR

                          FOOD AND BEVERAGE OPERATIONS

                                     AT THE

                        DES MOINES INTERNATIONAL AIRPORT

                                     BETWEEN

                        ST. CLAIR DEVELOPMENT CORPORATION
                            d/b/a CREATIVE CROISSANTS

                                       AND

                          THE CITY OF DES MOINES, IOWA
                       (DES MOINES INTERNATIONAL AIRPORT)











                               CITY OF DES MOINES
                             DEPARTMENT OF AVIATION
                        DES MOINES INTERNATIONAL AIRPORT
                           5800 FLEUR DRIVE, SUITE 201
                           DES MOINES, IOWA 50321-2854

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                              CONCESSION AGREEMENT

                        FOOD/BEVERAGE/VENDING OPERATIONS

                        ST. CLAIR DEVELOPMENT CORPORATION
                            d/b/a CREATIVE CROISSANTS

                        DES MOINES INTERNATIONAL AIRPORT

                                DES MOINES, IOWA


THIS CONCESSION AGREEMENT, made and entered into this 2nd day of June 1997, by and between the CITY OF DES MOINES, IOWA, a municipal corporation organized and existing under and by virtue of the laws of the State of Iowa (hereinafter referred to as "City") and St. Clair Development Corporation d/b/a Creative Croissants, a corporation organized and existing under the laws of the State of California, (hereinafter called "Concessionaire"), having its principal offices at 6335 Ferris Square, Suite G, San Diego, CA 92121.

                           W I T N E S E T H T H A T:

WHEREAS, City currently owns and operates an airport known as the Des Moines International Airport (hereinafter called the "Airport"), located in Des Moines, Polk County, Iowa, and

WHEREAS, City deems it advantageous to itself and to its operation of the Airport to lease unto Concessionaire certain premises and to grant unto Concessionaire certain rights, privileges, and uses therein, as necessary to provide food/beverage/vending service within the Terminal Building at the Airport;

NOW, THEREFORE, for and in consideration of payment of the fees and charges hereinafter provided, and of the covenants and conditions hereinafter contained to be kept and performed, do hereby agree as follows:

                                    ARTICLE 1
                                TERM OF AGREEMENT

Section 1.1 Term. Subject to earlier termination and cancellation as hereinafter provided, the term of this Agreement shall be for a period of ten (10) years, commencing on the expiration of the Interim Term as stipulated in Section 1.2.

Section 1.2 Interim Term. The full term of this Agreement shall be comprised of an interim term and a regular term. The interim term of the Agreement shall commence on July 1, 1997, and shall

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end 60 days  following  final  approval by City of  architectural  plans for the
"Last Operating Facility" to be constructed. "Last Operating Facility" shall be defined either the landside operation or the airside operation as depicted within Exhibit C and Exhibit G attached hereto. The regular term of the agreement commences 60 days following final approval by City of architectural plans for the last operating facility to be constructed and ends exactly ten
(10) years from the date of commencement of the full term, unless sooner terminated as herein provided. Architectural plans must be submitted by Concessionaire in accordance with all provisions described in Article 8 of this Agreement.

Section 1.3 Option Periods. City, at its sole discretion, may elect to extend the term of the Agreement, under the same terms and conditions for five individual twelve (12) month periods upon written notice to Concessionaire. Said notice shall occur no later than 90 days prior to the expiration of the then current term of the Agreement. Concessionaire may accept or decline the extension within 30 days of the offer to extend. Failure of the Concessionaire to respond to the offer within 30 days shall be considered a declination of the offer.

                                    ARTICLE 2
                                    PREMISES

Section 2.1 Premises. Concessionaire shall operate the Concession granted within the premises indicated in the Request for Proposal document (Exhibit G) and on applicable pages of Exhibit "C" attached hereto and forming a part hereof. The Premises include areas designated for storage and support as indicated in the Requests for Proposal document (Exhibit G) and in Exhibits "D" and "E" attached hereto and forming a part thereof.

Section 2.2 Square Footage. The square footage figures appearing throughout Exhibits "C", "D", and "E" attached hereto are approximate only and are subject to on-site measurements to be performed after completion of development. City hereby provides to Concessionaire certain space in the Terminal Building hereinafter described together with certain attendant rights and privileges specifically set forth.

                                    ARTICLE 3
                        CONCESSION RIGHTS AND PRIVILEGES

Section 3.1 Rights Granted. Concessionaire shall have the right to sell to the public those food and beverage items submitted in its proposal dated March 24, 1997, and such other Food and Beverage items as may be approved herein.

Section 3.2 Right to Operate. City hereby grants to Concessionaire the exclusive right and obligation to occupy, equip, furnish, operate and maintain food and beverage facilities in those portions of existing buildings at Airport shown in the Request for Proposal document (Exhibit G) and in Exhibit "C", attached hereto, and made a part hereof. The rights granted shall be carried on solely and exclusively within the limits and confines of said areas, subject, however, to the expansion, reduction or relocation of any such area specified in Article 10 hereof and its sections. However, the

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City reserves the right to develop specialty retail concessions in the future as business conditions warrant and in order to fulfill the Airport's DBE program requirements.

Section 3.3 General Obligation to Operate. At the locations indicated herein, Concessionaire shall provide food and beverage service for passengers, every day of the term hereof, without exception. In addition, Concessionaire shall install and maintain food and beverage vending machines in a location(s) designated by City. Concessionaire shall take all reasonable measures, in every proper manner, to develop, maintain and increase the business conducted by it under this Agreement. Concessionaire shall actively operate each food and beverage facility so as to best serve public needs.

Section 3.4 Right to Advertise/Promote Products. Concessionaire shall have the right to advertise brand-name products on its packaging and within the premises only upon the written approval of City.

Section 3.5 Quiet Enjoyment. Concessionaire, upon payment of fees and charges as described in Article 5 hereof, and its sections, and upon observing and keeping the conditions and covenants of this Agreement on its part to be observed and kept, shall lawfully and quietly hold, use and enjoy the concession premises during the term of this Agreement.

Section 3.6 Ingress and Egress. Concessionaire shall have the full and free right of ingress to and egress from the Leased Premises. City agrees to use its best efforts to keep the routes of ingress and egress to the Leased Premises free from obstruction including the removal of snow, ice, vegetation, stones, and other foreign matter. City has the fight to alter or change the routes of ingress and egress upon giving reasonable notice to Concessionaire and upon providing other reasonably adequate means of ingress and egress.

Section 3.7 Parking Facilities. Concessionaire's employees shall have the fight to utilize reasonable adequate vehicular parking facilities in common with other tenant employees . Such facilities shall be located in an area designated by the City. City reserves the fight to assess a reasonable charge to such concessionaire employees for such employee parking facilities at a rate not more than that being charged to other tenant employees for use of the same facilities.

Section 3.8 Exclusivity. The concession rights herein granted to the Concessionaire shall be exclusive within the premises covered by this Concession Agreement, but non-exclusive at the Airport. Specifically, certain food and beverage items, tenant employee dining, special event catering and in-flight catering are non-exclusive. Items which will be exclusive to Concessionaire within the Terminal are listed in Exhibit "B". City may enter into Concession Agreements with other food and beverage Concessionaires at Airport, some of which will be located in the terminal covered by this Concession Agreement. Said Agreements may not grant any Concessionaire the rights to sell those items identified as "exclusive" in Exhibit "B", but may permit the sale of other food and beverage items.

Section 3.9 Tenant Employee Dining. City's other tenants may, at City's option, be granted the right to operate dining facilities for their employees and/or their First Class passengers, but not for

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the general public, and not in locations to which the general public has access.
Such right may include the right to sell food and beverages, either directly or through a contractor. Concessionaire shall not have the exclusive or first right to provide such services to said tenants.

Section 3.10 Dispute on Services or Products. In the event of a dispute between Concessionaire and City or any other Airport tenant as to the services to be offered or products to be sold, Concessionaire shall meet and confer with Aviation Director and. if any parties to said dispute continue to disagree with the recommendation of Aviation Director, City shall determine the services to be offered or products to be sold by each, and Concessionaire shall be bound by said determination.

Section 3.11 No Other Uses. Concessionaire shall not use nor permit the concession premises to be used for any purpose other than as hereinabove set forth except with the prior written consent of City, nor for any use in violation of any applicable present or future law, ordinance, rule or regulation of any Governmental authority, agency, department or officer thereof.

                                    ARTICLE 4
                            FEES AND TIME OF PAYMENT

Section 4.1 Monthly Rental Payments

         A. Monthly Rental Payments During the Interim Term of the Concession Agreement. As the monthly rent during the interim term, as defined in this Agreement, Concessionaire shall pay the percentage fee applicable to each category of gross receipts as defined herein.

         B. Monthly Rental Payments During the Regular Term of the Concession Agreement. As the monthly rent during the regular term, as defined in this Agreement, Concessionaire shall pay the greater of (1) the percentage fee applicable to each category of gross receipts as defined herein, or (2) 1/12 of the minimum annual Guaranteed rent as defined herein.

         C. Percentage Fee. The Percentage Fee shall be the sum of (1) Nineteen and one-half (19.5%) of the gross revenues earned from the sale of alcoholic beverages, (2) Fourteen percent (14%) of the gross revenues earned from all other food and beverage sales and (3) Eleven percent (11%) of the gross revenues earned from all vending machine sales in the terminal covered by this Concession Agreement.

         D. Minimum Annual Fee. The minimum annual fee for the first full year of operation during which all facilities under the agreement are in operation, as defined in Section 1.2. shall be equal to Twenty-one cents (.21(cent)) per enplaned passenger . For each year after the first full year of operation, as defined in Section 1.2, the minimum annual guarantee shall be the greater of the minimum established for the first full year of operations, as defined in Section 1.2, or eighty-five percent (85%) of the previous years actual rent payments (Percentage Fee).


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         E.  Adjustment  to Minimum  Annual  Fee.  In the event  that  enplaning passengers, in the terminal, increase or decrease by an amount greater than twenty percent (20%) from one contract year to the immediately following contract year, City will adjust the minimum annual fee for that year by the amount of the percentage increase or decrease in enplaning passengers. Within 90 days after each contract year, City will compare the actual number of enplaning passengers for that contract year to the immediately preceding contract year. If enplaning passengers have increased or decreased by an amount greater than twenty percent (20%), City will adjust the minimum annual guarantee. If a greater amount is due, City will invoice Concessionaire for the difference. If a smaller amount is due, City will issue a rent credit to the Concessionaire which the Concessionaire may deduct from a future rent payment.

         F. Enplaning Passenger Defined. The term "Enplaning Passengers" refers to the aggregate number of passengers departing from the terminal covered by this Concession Agreement. It excludes everyone else who may be in the terminal, such as arriving passengers, persons coming into the terminal to greet arriving passengers, airport employees, and the employees of airport tenants. These other persons may be a source of revenue for the Concessionaire, but City will only report the number of enplaning passengers for the purposes of this Concession Agreement.

         G. No Abatement. City and/or Federal government shall retain the right to restrict access to areas "airside" of security checkpoints to ticketed passengers and Airport/airline personnel. City shall retain the right to restrict access for purposes of construction of City-approved improvements. During such actions, Concessionaire shall not be entitled to any minimum annual guarantee abatement or percentage adjustment, other than the reductions defined in Section 4. 1.(E) Adjustment to Minimum Annual Guarantee herein.

         H. Annual Adjustment. At the end of each twelve (12) month period during the term hereof, City shall prepare and submit to Concessionaire a statement showing the total percentage rent charge for the said twelve months. If the sums paid by Concessionaire during said 12 month period exceed the greater of the minimum annual Guarantee or the actual percentage rent payment, such overpayment shall be credited to the fees and charges next thereafter due from Concessionaire. If Concessionaire's aggregate payments are less than the total due, Concessionaire shall, within ten (10) calendar days, pay City the difference.

Section 4.2 Utilities. Utilities, including but not limited to electricity, gas and water, may be separately metered as appropriate at Concessionaire's expense, and shall be invoiced directly to Concessionaire.

Section 4.3 Refuse Removal.  Concessionaire  shall comply with the provisions of
Section 5.9 herein with regard to the disposition of trash and garbage. City shall maintain garbage or refuse disposal areas for use by Concessionaire. Concessionaire shall pay to City a pro-rata amount of the cost for removal of garbage and refuse from designated garbage or refuse disposal areas.

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Section  4.4  Other  Fees and  Charges.  If City has paid any sum or sums or has incurred any obligations or expense which Concessionaire had agreed to pay or reimburse City for, or if City is required or elects to pay sum(s) or ensure obligation(s) or expense(s) by reason of the failure, neglect or refusal of Concessionaire to perform or fulfill any of the conditions, covenants or agreements contained in the Agreement, or as a result of an act or omission of
Concessionaire   contrary  to  said   conditions,   covenants  and   agreements,
Concessionaire shall pay the sum(s) so paid or the expense(s) so incurred, including all interest, costs, damages and penalties, and the same may be added to any installment of the fees and charges thereafter due hereunder, and each and every part of the same shall be and become additional fees and charges, recoverable by City in the same manner and with like remedies as if it were originally a part of the basic fees and charges.

Section 4.5 Method of Payment. The procedure for the payment of the fees and charges shall be as follows:

         A. Payment Location. All fees and charges payable hereunder shall be made payable to the City of Des Moines - Aviation Department, and mailed or delivered to the Department of Aviation Office at the address contained within Section 15.29, unless and until City designates some other party to receive or place for the payment of said fees and charges.

         B. Monthly Rental Payments. The rental fees and charges to be paid by Concessionaire to City hereunder shall be payable in monthly installments throughout the term of this Agreement. Within fifteen (15) calendar days after the end of each calendar month, Concessionaire shall pay City, as the fees and charges for such prior calendar month, one twelfth (1/12) of the guaranteed minimum annual guarantee or the actual percentage rent charge, whichever sum is greater.

         C. Monthly Rental Report. Concessionaire shall submit a monthly accounting of the cross receipts received at each location and under each category as referenced in Section 4.1.C operated by Concessionaire under this Concession Agreement. Each facility shall be reported as a separate location, Each monthly accounting shall be in such manner and detail and upon such forms as are prescribed by City. Each monthly report shall be due on the same date and at the same address as the payment for that month is due. City reserves the right to make modifications to said reporting form at any time under this Agreement.

Section 4.6 Late Payment. Any payment not received by the due date shall accrue interest payable at the rate of 1.5% per month from the due date until paid in full.

Section 4.7 Pro Rata Payment. If the commencement or termination of this Agreement falls upon any date other than the first or last day of any calendar month, the applicable fees and charges for said month shall be in the same proportion that the number of days the Agreement is in effect for that month bears to the total number of days in that month. Should this Agreement terminate or be terminated in accordance with Article 2 at any time other than at the end of the agreement year, the

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minimum fees for the agreement year in which such termination occurs shall be in the same proportion that the number of days the Agreement is in effect for that year bears to the total number of days in the year.

Section 4.8 Audit Reports. Concessionaire agrees to keep true and accurate accounts, records, books and data which will show in a standard acceptable form the income, including taxes, surcharges, and gross receipts as herein defined, as separate line items of said business operated at and upon the Leased Premises of the Airport, which books and records shall be open for inspection by authorized representatives of City at all reasonable times during normal business hours. City reserves the right, either directly, or through an agent, to make necessary detailed audits as required at any time during the agreement period and for twelve (12) months after the termination of the Agreement. In addition, Concessionaire agrees to furnish to City annually a certified copy of an audit thereof by Concessionaire's certified public accountant. Such audit shall be in a form acceptable to the auditors of City and shall be due to City at the office of City's Aviation Director no later than ninety (90) days after the end of each Agreement year.

Section 4.9 Gross Receipts Defined. "Gross Receipts" shall include all receipts, whether by coin or currency, on account, by check or credit card, collected or uncollected, whether conducted on or off airport, derived by Concessionaire as a result of its operation of the concession rights herein granted, without any exclusion whatever, except those expressly permitted under Sections 4.9.A. through 4.9.1. Gross receipts shall include the sales revenues received or billed by Concessionaire from the sale of any item, including but not limited to, dispensing and serving of food, food products and beverages including alcoholic beverages, and other related services and products. Goods, work or services furnished by any person or firm in lieu of payment in exchange for value received shall be deemed to be Cash Sales. Gross Receipts shall exclude revenues from the following:

          A. Taxes On Sales. Retail sales taxes, excise taxes or related direct taxes on the consumer which are collected by Concessionaire on such sales for remittance to the city, county, state, or federal government, provided all such taxes are properly accounted for and recorded;

         B. Sale of Scrap, Equipment, or Uniforms. Receipts from the sale of waste or scrap materials resulting from the operation of Concessionaire's business on Airport; receipts from the sale of or the trade-in value of furniture, fixtures or equipment used on the concession premises, and owned by Concessionaire; receipts from the sale at cost of uniforms/clothing to Concessionaire's employees where such uniforms/clothing are required to be worn by said employees;

         C. Exchanges and Refunds from Suppliers. The value of any merchandise, supplies or equipment exchanged or transferred from or to other business locations of Concessionaire, where such exchanges or transfers are not made for the purpose of avoiding a sale by Concessionaire which would otherwise be made from or at the concession premises; receipts

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          in the form of refunds from or the value of  merchandise,  supplies or equipment returned to shippers, suppliers or manufacturers;

          D. Refunded Receipts. Receipts with respect to any sale where the subject of such sale, or some part thereof, is thereafter returned by the purchaser to and accepted by Concessionaire, to the extent of any refund actually granted or adjustment actually made, either in the form of cash or credit;

         E. Employee Meals and Employee Discounts. The cost or value of free meals given to employees of Concessionaire pursuant to such employees' employment contracts; the amount of a discount on all items except alcoholic beverages which Concessionaire may give to those employees of Airport tenants of City and Airport employees of City who have been issued Airport Security Identification badges by City;

          F. Supplier Discounts. The amount of any cash or quantity discounts received from sellers, suppliers or manufacturers;

         G. Tips. The amount of any gratuity paid or given by patrons or customers to employees of Concessionaire. Said Concessionaire's employee shall not, at any time while on Airport property, solicit tips; and

          H. Reimbursements. Receipts in the form of reimbursements from Concessionaire's subcontractor(s) for any taxes, loan payments and/or license fees paid by Concessionaire for or on behalf of such subcontractor.

                                    ARTICLE 5
                               OPERATING STANDARDS

Section 5.1 Concession Personnel. Concessionaire shall, at its cost, furnish prompt, courteous and efficient service and shall ensure polite and inoffensive conduct and demeanor on the part of its representatives, agents and employees, collectively referred to herein as "personnel". Concessionaire shall employ or permit the employment of only such personnel as will assure a high standard of service to the public. All such personnel, while on or about the Airport premises, shall be clean, neat in appearance and courteous at all times and shall be appropriately attired, with badges or other suitable means of identification, in such instances as are appropriate. No personnel, while on or about the Airport premises, shall use improper language, act in loud, boisterous or otherwise improper way or be permitted to solicit business in an inappropriate manner.

Section 5.2 Manager. Concessionaire shall select and appoint, subject to approval by the Aviation Director, a Manager of Concessionaire's operations at the Airport. Such person must be an outstanding, highly qualified and experienced manager or supervisor of comparable Food and Beverage operations, vested with full power and authority to accept service of all notices provided for herein and regarding operation of the concession business herein authorized, including the quality

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and prices of foods and  beverages and the  appearance,  conduct and demeanor of
Concessionaire's agents, servants and employees. Said Manager shall be assigned to a duty station or office at the Airport, where he or she shall ordinarily be available during regular business hours and where, at all times during the manager's or other absences, a responsible subordinate shall be in charge and available.

Section 5.3 Hours of Operation. In each location and on each day, Concessionaire shall operate during those hours as are necessary to adequately serve the public demand, as said demand may be determined and re-determined by the Aviation Director. Concessionaire may advise the Aviation Director regarding optimum hours of operation at each location.

         A. Minimum Hours of Operation. Concessionaire shall be obligated to operate the facilities for the hours which are defined in this Section until such time as the Aviation Director requests that hours be extended or authorizes hours to be altered . The initial minimum hours each day shall be as follows:

                  Facilities shall open one hour prior to the departure of the first scheduled flight of the day and shall remain open until at least one hour subsequent to the departure of the last scheduled flight of the day

         B. Curtailment of Hours Beyond Control. Concessionaire shall be excused from its obligations as set forth in Section 5.3.A. in the event that its operations are closed or curtailed, in whole or in part, by reason of a strike, lockout or a cause beyond its control as determined by the Aviation Director.

         C. Aviation Director May Alter Hours. Aviation Director may, on 24 hours notice to Concessionaire require earlier opening times or later closing times for any location. Concessionaire shall comply with said hours. Aviation Director may, from time to time, authorize a later opening or earlier closing time for any location, provided it first finds that Concessionaire has submitted adequate justification therefore.

Section 5.4 Food Services Plan and Menu. Concessionaire's food services plan, prices and menu shall be as contained within Concessionaire's proposal attached as part of this Agreement for each facility. By attachment and reference herein, Concessionaires marketing and merchandise plan as contained within their proposal is hereby deemed approved. During the term of this Agreement, Concessionaire shall make no changes to the food services plan, menu or prices of any item on the approved menu without first obtaining the prior written approval of the Aviation Director. The Aviation Director shall require the same information, and apply the same criteria to each proposed chance as is described in Section 5.4 and its subsections.

          A. Menu. Concessionaire's proposed menu and all subsequent menus shall include a description of each item, including the weight of each portion and the Government grade of

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          government quality (if any) for its component  item(s).  No menu shall misrepresent quality, grade, or weight of any item.

         B. Publicly Displayed Menu. Prices for each item sold in each facility shall be conspicuously displayed to the satisfaction of the Aviation Director as to information given, design, type, size, style, color, and all other specifics. Said prices shall not exceed the approved prices for said items.

         C. Amendments May Be Required. The Aviation Director may, re-evaluate the selection of items during the term. The Aviation Director's determination that the selection offered is inadequate (in general or at any particular location), or that any price is excessive, or that the quality or quantity of any item is deficient, shall be conclusive. Concessionaire may meet and confer with the Aviation Director regarding such matters.

         D. Quality of Foods and Beverages. All foods and beverages offered for sale by Concessionaire shall be of high quality, and comparable to first class food and beverage facilities of a similar type in the Des Moines area.

         E. Prices. All food and beverage products offered for sale by Concessionaire shall be priced reasonably in comparison to like facilities serving similar products to the general public in the Des Moines area. What constitutes "like facilities" and "comparability of prices" shall be determined solely by City but generally in accordance with the following guidelines: Like facilities shall generally mean casual dining establishments located within a 15 mile radius of the airport. Prices no more than ten percent (10%) over the average of a minimum of three (3) like facilities for similar menu items of similar portions and presentations shall be deemed to be reasonable.

Section 5.5 Cash and Record Handling Requirements. Concessionaire shall prepare a description of its cash handling and sales recording systems and equipment which shall be submitted to the Aviation Director for approval. When approved by the Aviation Director, such systems and equipment, including any revisions thereto approved by Aviation Director, shall be utilized by Concessionaire in its operations at Airport.

         A. Cash Registers. Concessionaire shall accurately record each sale on a point of sale resister acceptable to the Aviation Director. Such register shall be non-resetable and sufficient to supply an accurate record of all sales, refunds, taxes, etc. on tape or otherwise as directed by the Aviation Director. Such register shall have a sale item display visible to the purchaser.

Section 5.6 Credit Cards. Customers shall be permitted to utilize at a minimum the following credit cards in payment for the purchase of food and beverages:
Visa, Mastercard and American Express.

Section 5.7 Prohibited Acts. Concessionaire shall not do or permit to be done anything specified in Sections 5.7.A. through 5.7.F. Specifically, it shall not:

         A. Interfere with Access. Concessionaire or its employees, agents or representatives, shall not do anything which may interfere with free access and passage in the concession premises or the areas adjacent thereto, or in the elevators, escalators, streets or sidewalks of the Airports, or hinder police, fire fighting or other emergency personnel in the discharge of their duties, or hinder access to utility, heating, ventilating or air-conditioning systems, or portions thereof, on or adjoining the concession premises;

         B. Interfere with Systems. Concessionaire or its employees, agents or representatives, shall not do anything which may interfere with the effectiveness of utility, heating, ventilating or air-conditioning systems or portions thereof on or adjoining the concession premises (including lines, pipes, wires, conduits and equipment connected with or appurtenant thereto) or interfere with the effectiveness of elevators or escalators in or adjoining the concession premises, or overload any floor in the concession premises;

         C. Permit Smoking Where Prohibited. Concessionaire or its employees, agents or representatives, shall not do anything contrary to State, County, or City policy, ordinance, regulation, or signs prohibiting smoking. At the present time, said restriction prohibits smoking in the terminal building, including all food and beverage areas;

         D. Install Unauthorized Locks. Concessionaire or its employees, agents or representatives, shall not place any additional lock of any kind upon any window or interior or exterior door in the concession premises, or make any change in any existing door or window lock or the mechanism thereof, unless a key therefore is maintained on the concession premises, nor refuse, upon the expiration or sooner termination of this Agreement, to surrender to Aviation Director any and all keys to the interior or exterior doors on the concession premises, whether said keys were furnished to or otherwise procured by Concessionaire, and in the event of the loss of any keys furnished by Aviation Director, Concessionaire shall pay City, on demand, the cost for replacement thereof, and the cost of re-keying City's locks. City shall maintain, and appropriately secure, keys which afford access to the premises assigned under this agreement;

         E. Increase Liability. Concessionaire or its employees, agents or representatives, shall not do any act or thing upon the concession premises which will invalidate, suspend or increase the rate of any fire insurance policy required under this Agreement, or carried by City, covering the concession premises, or the buildings in which the same are located or which, in the opinion of the Aviation Director, may constitute a hazardous condition that will increase the risks normally attendant upon the operations contemplated under this Agreement. If, by reason of any failure on the part of Concessionaire after receipt of notice In writing from City to comply with the provisions of this paragraph, any fire insurance rate on the concession premises, or any part thereof, or on the buildings in which the same are located,
         shall  at  any  time  be  higher  than  it  normally   would  be,  then
         Concessionaire shall pay City, on demand, that part of all fire insurance premiums paid by City which have been charged because of such violation or failure of Concessionaire; provided, however, that nothing contained herein shall preclude Concessionaire from bringing, keeping or using on or about the concession premises such materials, supplies, equipment and machinery as are appropriate or customary in carrying on its business, or from carrying on said business in all respects as is customary;

         F. No Loitering or Lodging. Concessionaire or its employees, agents or representatives, shall not permit undue loitering on or about the concession premises or use the concession premises, or any part thereof, for loitering or sleeping purposes.

Section 5.8 Signs, Advertising, & Displays. Concessionaire shall not erect, construct or place any sign, advertisement or display upon any portion of the premises without first obtaining the prior written approval of City. Concessionaire shall not erect, construct or place any sign, advertisement or display outside the premises.

         A. Removal of Signs. Upon the termination, cancellation or expiration of this Agreement, Concessionaire shall remove, obliterate or paint out, any and all of its signs, advertising and displays as the Aviation Director may direct. If Concessionaire falls to do so, City may cause said work to be done at the expense of Concessionaire.

Section 5.9 Removal of Garbage and Refuse. Concessionaire shall strictly comply with all Airport and other rules and regulations regarding the disposition of trash and garbage, shall regularly remove from all concession premises to the garbage or refuse disposal area all rubbish, refuse and garbage and shall remove the accumulation of all such material in said garbage or refuse disposal area at frequent intervals. Accumulation of trash, boxes, cartons, barrels or other similar items shall not be permitted in any public area at Airport. Concessionaire shall not remove trash or garbage through public or common areas (including concourses and sidewalks).

                                    ARTICLE 6
                               OBLIGATIONS OF CITY

Section 6.1 Maintenance of Public Areas. City shall maintain the public areas of the Terminal Building;

Section 6.2 Maintenance of Electric Service. City shall, at its sole expense, provide and maintain to the Leased Premises electric power lines and service needed by Concessionaire in the conduct of its business. Concessionaire shall be responsible for distribution of said service within the referenced leaseholds;

Section 6.3 Employee Parking Facilities. City shall provide employee automobile parking in accordance with Section 3.7 and toilet facilities for employees of Concessionaire in such manner similar to or equal that provided for employees of other Airport agencies; and

Section 6.4 City Shall Cooperate. City shall cooperate with Concessionaire as reasonably necessary to facilitate Concessionaire's activities in providing food and beverage service.

                                    ARTICLE 7
                    DISADVANTAGED BUSINESS ENTERPRISE PROGRAM

Section 7.1 Disadvantaged Business Enterprise Program. It is the policy of City of Des Moines that Disadvantaged Business Enterprises (DBEs) shall have the maximum opportunity to share in the benefits from airport concession leasing through substantial and meaningful participation. As stated in its proposal, Concessionaire agrees to maintain certified DBE status with a level of DBE participation at the Airport acceptable to the City and the FAA for the entire term of the Agreement. Should Concessionaire propose to operate a cart or kiosk with a qualified DBE firm, the City reserves the right of review and approval of operation and any subconcession agreement prior to the start of any operation.

Section 7.2 Replacement/Substitutions of DBE(s). The Concessionaire is required to have a valid arrangement with the DBE(s) designated to fulfill the contract goal. The Concessionaire will be allowed to substitute the originally designated DBE(s) only if it is demonstrated to City that the DBE(s) is unwilling or unable to perform. The Concessionaires ability to negotiate a more advantageous contract with another DBE firm will not be considered a valid basis for substitution. If a DBE is unwilling or unable to perform, the Concessionaire shall inform City in writing and include documentation to justify the substitution, including a statement from the DBE to be replaced acknowledging the substitution. The Concessionaire will identify a replacement DBE or document good faith efforts to replace the DBE with another DBE. If the Concessionaire or a non-DBE firm performs the work originally committed to a DBE, the Concessionaire shall submit a revised DBE plan to the Aviation Director detailing how the DBE goal will be met or will supply documentation detailing good faith efforts which have been made to meet the goal.

Section 7.3 DBE Reports. Concessionaire shall submit, in the format required by the Aviation Director, a monthly report of DBE utilization. Said report shall be submitted with the monthly report of gross receipts as required in Section 4.5 herein.

Section 7.4 Disadvantaged Business Enterprise (DBE) Discrimination. This Agreement is subject to the requirements of the U. S. Department of Transportation's regulations, 49 CFR Part 23, Subpart F. Concessionaire agrees that it will not discriminate against any business owner because of the owner's race, color, national origin, or sex in connection with the award or performance of any concession agreement covered by 49 CFR Part 23, Subpart F.

Section  7.5  Provision  Inclusion.  Concessionaire  agrees to include the above section in any subsequent concession agreements that it enters and cause those businesses to similarly include the statements in further agreements.

                                    ARTICLE 8
                                  IMPROVEMENTS

Section 8.1 Improvement Proposal. Concessionaire shall redesign the existing premises as proposed by Concessionaire within the proposal dated March 24, 1997 which is attached herewith. In accordance with Proposal and contract documents, City shall have and possess final rights of approval of all plans, specifications, concepts and build out within assigned premises.

Section 8.2 Condition Of Premises, City shall deliver the concession areas specified herein to the Concessionaire as they are currently improved, except for furniture, furnishings, equipment, removable fixtures and supplies owned by the incumbent Concessionaire. The improvements owned by City include interior walls, ceilings, floor covering, carpeting, finished flooring, electrical wiring, air-conditioning ducts and equipment, and may include specific concession furniture, equipment and furnishings which cannot be removed without structural damage to the premises, interior decoration and finishing erected or installed upon said premises, and connections for electrical power and telephones. The Concessionaire shall accept such premises "as is". Future improvements to the concourse food and beverage location may be completed by City. If City elects to complete said improvements, the concession area will a basic shell with unfinished (drywall) walls and ceilings and unfinished floor. Utilities will be delivered to the premises.

Section 8.3 Improvements Required of Concessionaire. Concessionaire shall provide all improvements which are necessary to operate said concession to the satisfaction of City: including all improvements proposed to be provided in its proposal to City and accepted by City in accordance with proposal documents.

Section 8.4 Improvement Financial Obligation. Concessionaire guarantees that it will make capital investments for said concession, exclusive of any capital improvements made by City, in an amount of not less than $1,300,000 . Said amount shall be expended on the initial improvements constructed and in accordance with Concessionaires proposal dated March 24, 1997. Concessionaire shall provide the City with receipts and other suitable documentation of the aforementioned required expenditure as furthered referenced in Section 8-19.
Concessionaire shall pay to City an amount equal to the shortfall, if any, between its total proposed investment and its actual investment as of the first day of the third month of operation of the last facility constructed. Said payment shall be made on or before the sixtieth (60th) day after the first day of the third month of operation of the last facility constructed. Should the costs to make the referenced improvements exceed the minimum required amount as stated above, said costs shall be the sole responsibility of the Concessionaire.

Section 8.5 Mid-Term Refurbishment. After the commencement of the fifth year, and before the end of the sixth year of the term hereof, Concessionaire shall refurbish the facilities. Said refurbishing shall include, but shall not be limited to, all refinishing, repair, replacement, redecorating and painting necessary to keep said areas in first class condition. Concessionaire shall not expend less than $209,750 for the required mid-term refurbishment. Concessionaire shall provide the City with receipts and other suitable documentation of the aforementioned required expenditure as furthered referenced in Section 8.19. Concessionaire shall pay to City an amount equal to the shortfall, if any, between said refurbishment amount and its actual investment as of the last day of the sixth year hereof Said payment shall be made on or before the thirtieth day of the seventh year hereof The amount spent for mid-term refurbishment shall be exclusive of any amount spent for normal repair and maintenance as determined in the sole discretion of the Aviation Director. Should the costs to make the referenced improvements exceed the minimum required amount as stated above, said costs shall be the sole responsibility of the Concessionaire.

Section 8.6 No Liens. All construction work done, equipment supplied and installed and interior design and decor furnished by Concessionaire pursuant to this Section shall be at its sole cost and expense, free and clear of liens for labor and material and Concessionaire shall hold City harmless from any liability in respect thereto. Concessionaire shall ensure that no liens are placed on the improvements, premises or City property.

Section 8.7 Construction & Payment Bond. Within thirty (30) days after award of this Agreement, Concessionaire shall furnish, at its sole cost and expense, a Construction and Payment Performance Bond in the principal sum of the amount proposed by Concessionaire in Section 8.4 herein, to Guarantee compliance with this Section. This Bond shall be in a form acceptable to City and be issued by a surety company authorized and licensed to transact business in the State of Iowa and be for the full amount stated above with City of Des Moines as obligee conditioned upon full, faithful and satisfactory performance by Concessionaire of its obligations to construct and install the aforementioned facilities and improvements and full payment to its contractor(s). The above-stated principal amount of said Bond or other security deposit, however, may be reduced during the term hereof as Concessionaire completes the improvements contemplated thereby. The Bond shall remain in place for one year after the City's acceptance of the improvements or other period as agreed to by the Aviation Director and City's legal counsel.

Section 8.8 City Approval of Improvements. Prior to any work being done., Concessionaire shall obtain City's written approval of all plans and specifications. The construction, including permits and approvals, of any and all areas included under this Agreement shall be formalized through a Private Construction Agreement between Concessionaire and a contractor of Concessionaire's choice. Said Private Construction Agreement shall be approved by City.

Section 8.9 Overall Construction Program. Prior to the construction and installation of improvements including furniture, furnishings, and equipment, Concessionaire shall first prepare an overall program including a time schedule for same, which shall be subject to approval of City. Such schedule shall include as a minimum the following milestones (1) Conceptual Design; (2) Design Development; (3) Construction Documents; (4) Plan Check and Permit; (5) Bid; (6) Construction; and (7) Date of Beneficial Occupancy (DBO).

Section 8.10 Utilities - Installation. City shall provide utilities to a point within each Lease Premises area. Concessionaire shall provide distribution of utilities within the Leased Premises.

Section 8.11 Plans and Specifications. Concessionaire shall, at its own cost and expense, employ 'competent architects, engineers and interior designers who will prepare architectural, interior and engineering designs, including detailed plans, specifications, and cost estimates of all concession improvements, decor and equipment to be installed in the concession areas. Concessionaire shall at its own cost and expense and prior to the start of construction. obtain all necessary permits and licenses. As required by City, Concessionaire shall submit sets of plans, specifications, and cost estimates for review and approval by City in accordance with a time schedule furnished by Concessionaire and in accordance with American Institute of Architects (AIA) Standard Deliverables. However, schedule dates shall not exceed the following unless a time extension is approved by City:

         Overall Program:                      30 days after Notice to Proceed
         Conceptual Design:                    45 days after Notice to Proceed
         Design Development:          30 days after approval of Concept Design
         Construction Documents:  60 days after approval of Design Development

"Notice to Proceed", as referenced above, shall be defined as the date of written notice by the Aviation Director that the Concessionaire may begin the facility development process.

All such plans, specifications, equipment, interior design and decor and cost estimates shall be first submitted to City for written approval before Concessionaire awards or lets any contract for the construction of said concession improvements, enters into contracts for the purchase of any equipment to be installed in the concession areas or enters into any contracts for the installation of the interior decor and design therefore.

Section 8.12 Design Approval. City shall review and approve each design submitted and may reject any such submittal and require Concessionaire to resubmit design proposals until they meet with City's approval. Concessionaire shall include in its project schedule the following review time:

         Concepts/Schematic Design.............................10 Calendar Days
         Design Development....................................10 Calendar Days
         Construction Documents... ............................40 Calendar Days

One set of plans and specifications shall be returned to Concessionaire with written comments within the above timeframe. Concessionaire shall incorporate these comments. Concessionaire shall obtain written approval from City and shall obtain approvals from applicable City agencies before letting of contracts for the construction of said concession improvements.

Section 8.13 Adherence to Plans and Specifications. Upon approval by City of the detailed plans, specifications, equipment, cost estimates and the interior design and decor of the concession improvements, Concessionaire shall forthwith cause said work to be commenced and completed with reasonable dispatch. No substantial change, addition or alteration shall be made in the scope of the work so approved without first obtaining City's writing. No structural or other improvements, decor or equipment, other than as contemplated herein shall be made in or upon the concession areas without the written consent of City being first had and obtained, and any conditions relating thereto then stated by City shall become conditions hereof as if they had been originally stated herein.

Section 8.14 Future Work. After completion of the structural or other improvements and installation of equipment and interior design and decor, as above provided, Concessionaire shall not make any structural alterations to the ceilings, walls or floors of any permanent improvements which it constructs or installs in the concession areas without first obtaining City's written consent; provided, however, that Concessionaire may make nonstructural alterations which the exigencies of the operation of its concession demand in order to promote efficiency in the operation thereof.

Section 8.15 Building Codes. All structural or other improvements, equipment and interior design and decor constructed or installed by Concessionaire in the concession areas, including the plans and specifications therefore, shall in all respects conform to and comply with the applicable statutes, ordinances, building codes, rules and regulations of City and such other authorities as may have jurisdiction over the concession areas or Concessionaire's operations therein, The approval by City provided above shall not constitute a representation or warranty as to such conformity or compliance, but responsibility therefore shall at all times remain in Concessionaire.

Section 8.16 Other Permits. Concessionaire, at its sole cost and expense, shall also procure all building, fire, safety, and other permits necessary for the construction of the structural add other improvements, installation of the equipment and the interior design and decor.

Section 8.17 Contractor's Insurance . Concessionaire shall ensure that the contractor hired to construct the improvements shall secure the insurance required by the City prior to the commencement of construction. Concessionaire shall further ensure that its contractor maintains the required insurance throughout construction.

Section 8.18 Regulatory Requirements. Concessionaire shall require by any contract that it awards in connection with the structural or other improvements, the installation of any and all equipment and the interior designing and decor, that the contractor doing, performing or furnishing the same shall comply with all applicable statutes, ordinances, codes, rules and regulations, submit to City evidence of required insurance coverage and comply With all applicable provisions of the Civil Code of the State of Iowa.

Section 8.19 As-Builts. Upon completion of the concession improvements, Concessionaire shall, within a reasonable time thereafter, furnish City, at no charged (1) a certificate certifying that the improvements have been constructed in accordance with the approved plans and specifications and in strict compliance with all laws, rules, ordinance and governmental rules, regulations and orders; (2) two complete, reproducible sets of as-built drawings covering the structural and other improvements installed by Concessionaire in the concession areas plus the location and details of installation of all equipment, utility lines, heating, ventilating, air-condition ducts and related matters. Concessionaire shall keep said drawings current by updating the same in order to reflect thereon any changes or modifications which may be made in or to the premises; and (3) as installation of the foregoing structural and equipment items, including counters, partitions and furnishing and the interior design and decor is completed, duplicated receipted invoices on all materials and labor costs incurred in their installation which Concessionaire enters on its records as representing its capital expenditures in the concession areas.

Section 8.20 Ownership of Improvements. At the completion of the term of the agreement, City shall take ownership of all non-inventory and fixed improvements associated with the development and build out of the referenced concession delivery area. Concessionaire shall have the rights to the ownership of all other installed as part of this Agreement, subject to the conditions provided in
Section 8.20.A. through C.

          A. Installation Costs. All of the foregoing improvements, decor and equipment shall be furnished, supplied, installed and constructed by Concessionaire at its sole cost and expense.

         B. Ownership During Term. Ownership of improvements paid for by Concessionaire shall remain with the Concessionaire over the full term of this agreement (subject to early termination) with any/all federal investment tax credits applicable to concession improvements accruing to Concessionaire.

         C. Ownership Upon Termination. Title to all leasehold improvements and furniture, fixtures and equipment which cannot be removed without causing any damage shall vest in City upon termination of the contract. If the Concessionaire's occupancy of a given facility is terminated pursuant to Sections 10.1 or 11.2 herein and their subsections, City will reimburse Concessionaire for the unamortized Net Book Value of its existing structural improvements (and improvements which cannot be removed without doing damage) based upon a 10-year straight-line depreciation, with no residual value, provided the Concessionaire has obtained all necessary approvals for their constriction, and also provided the Concessionaire has reported each improvement, its costs, and the date upon which its depreciation began, and also provided that architectural and design costs do not exceed 10% of the cost of the improvements and all said costs are properly documented and supported by receipts and made available for audit. All said costs must be direct costs 'd by Concessionaire to independent contractors and suppliers for work actually performed on said premises, materials furnished or professional services rendered. Costs associated with Concessionaire's employees shall not be included in the calculation of these costs. To become reimbursable the Concessionaire shall at its expense provide City with "as-built" drawings and paid invoices, showing material and labor costs involved in the construction of the approved structural improvement within 90 days of the date that the improvement was put into service. The straight line depreciation shall begin on the first day of the month in which the improvement was placed in service. City may require Concessionaire to remove any or all of its removable improvements. Title to all improvements for which Concessionaire is reimbursed or which have been depreciated shall thereupon vest in City.

                                    ARTICLE 9
                             MAINTENANCE AND REPAIR

Section 9.1 Maintenance and Repair. Concessionaire shall, at all times and at its expense, keep and maintain the concession premises, including all structural and other improvements installed on the premises together with all of its fixtures, plate and mirror glass, equipment and personal property therein, in good repair and in a clean and orderly condition and appearance and shall keep the areas immediately adjacent to the exits and entrances to the concession premises clean and orderly and free of obstructions.

Section 9.2 Maintenance Program. Concessionaire shall maintain and repair all interior areas and surfaces of the premises, including sweeping, washing, servicing, repairing, replacing cleaning and interior painting that may be required to properly maintain the premises in a safe, clean, wholesome, sanitary, orderly and attractive condition. Concessionaire shall establish an adequate preventive maintenance program and the provisions of same shall be subject to periodic review by City. Said program shall include, without limitation, the cleaning and repair of all floors, interior walls, ceilings, lighting, decor and equipment. Regardless of Concessionaire's compliance with its preventive maintenance program, Concessionaire shall clean such surfaces and equipment immediately upon being instructed to do so by City or by other Governmental agencies having such authority.

Section 9.3 Maintenance of Plumbing. Concessionaire shall be responsible for the repair and maintenance of all plumbing within the leasehold area. Concessionaire is responsible for all material that is deposited in the plumbing system from their leasehold and for cleaning the crease traps within their leasehold. Repair and maintenance of all piping within the leasehold is the responsibility of Concessionaire. Concessionaire is responsible for the repair and maintenance of all sewer lines from the leasehold to the point that the line connects to an Airports main sewer line. Concessionaire is responsible for the repair and maintenance of all domestic water lines, hot and cold, from the point of connection of the Airports water meter throughout the leasehold. If Concessionaire fails to maintain the plumbing system or places liquid, crease, debris, etc. that results in stoppage or damage to Airports maintained plumbing. Concessionaire will be billed for the cost thereof, plus fifteen (15%) percent for administrative overhead, to be paid by Concessionaire to City on demand.

Section 9.4 City May Repair. In the event Concessionaire fails to accomplish such nonstructural repairs, replacements, rebuilding, redecorating or painting required hereunder within a period of ten (10) days after written notice from City so to do, or fails to diligently repair, replace, rebuild, redecorate or paint all the premises required to be repaired, replaced, rebuilt, redecorated or painted by Concessionaire pursuant to said schedule, City may, at its option, and in addition to all other remedies which may be available to it, repair, replace, rebuild, redecorate or paint any such premises included in said notice, the cost thereof, plus fifteen (15%) percent for administrative overhead, to be paid by Concessionaire to City on demand.

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Section 9.5 Right to Enter Premises. City shall have the right to enter upon the concession premises at all reasonable times to make such repairs, alterations and replacements as may, in the opinion of the Aviation Director, be deemed necessary or advisable and, from time to time, to construct or install over, in, under or through the concession premises new lines, pipes, mains, wires, conduits and equipment; provided, however, that such repair, alteration, replacement or construction shall not unreasonably interfere with the use of the concession premises by Concessionaire and provided rather, that nothing herein shall be so construed as relieving Concessionaire of any obligation imposed upon it herein to maintain the concession areas and the improvement and utility facilities therein. City shall have the right to enter the premises at any time to maintain or repair emergency systems when loss of life or damage to property may result.

Section 9.6 Pest Control. Concessionaire shall be solely responsible for a pest free environment within its leasehold area by maintaining its own pest control services, in accordance with the most modem and effective control procedures. All materials used in pest control shall conform to Federal, State and local laws and ordinances. All control substances utilized shall be used with all precautions to obviate the possibility of accidents to humans, domestic animals and pets. Pests referenced above include, but are not limited to, cockroaches, ants, rodents, silverfish, earwigs, spiders, weevils and crickets. Whenever City deems that pest control services must be provided to a building or area that includes premises under this Agreement, Concessionaire shall pay for the costs of services provided for its premises under this Agreement.

                                   ARTICLE 10
                        EXPANSION, REDUCTION, RELOCATION

Section 10.1 Reduction of Premises. City may, by appropriate Resolution fully setting forth the reasons therefore, require Concessionaire to surrender any portion of the concession premises at any time. City will use its best efforts to provide substitute space of equal size, with equal frontage in an area accessible to the public.

Section 10.2 Relocation of Premises. City may, by appropriate Resolution, require Concessionaire to relocate a given operation to a new location.

Section 10.3 Finding is Required. Sections 10.1 and 10.2 shall only be implemented upon a finding by City that such reduction/relocation is necessary to its operation of the airport or to meet the demands of the public.

Section 10.4 Buy-Out. In the event that Concessionaire is required to surrender in whole or relocate any of its operating premises, City will reimburse Concessionaire for the unamortized Net Book Value of its existing structural improvements (and improvements which cannot be removed without doing structural damage) for that facility or portion thereof, based upon a 10-year straight-line depreciation, with no residual value, provided the Concessionaire has obtained all necessary approvals for their construction, and also provided the Concessionaire has reported each

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



improvement, its costs, and the date upon which its depreciation began, and also provided that architectural and design costs do not exceed 10% of the cost of the improvements and all of said costs are properly supported and made available for audit. All said costs must be direct costs paid by Concessionaire to independent contractors and suppliers for work actually performed on said premises, materials furnished or professional services rendered. Costs associated with Concessionaire's employees shall not be included in the calculation of these costs. To become reimbursable the Concessionaire shall at its expense provide City with "as-built" drawings and paid invoices, showing material and labor costs involved in the construction of the approved structural improvement within 90 days of the date that the improvement was put into service, The straight line depreciation shall begin on the first day of the month in which the improvement was placed in service. The Aviation Director may require Concessionaire to remove any or all of its removable improvements. City shall enter into good faith negotiations with Concessionaire relating to the impact of the change in Premises upon Concessionaires financial investment as well as Concessionaires Minimum Annual Fee.

                                   ARTICLE 11
                            TERMINATION/CANCELLATION

Section 11.1 Cancellation or Termination by City. City shall have the right to cancel or terminate this Agreement in its entirety and all rights ensuing therefrom at any time upon giving a thirty (30) day written notice to Concessionaire if any one or more of the events appearing in Subsections 11.1.A. through 11.1.O. occur:

         A. Delinquent Payments/Reports. Concessionaire fails to pay the fees and charges or to make any other payments required hereunder or fails to file gross receipts reports or other financial reports when due to City within ten (10 days after receipt of written notice from City of delinquency therefore;

          B. Recurring Disputes. Concessionaire disputes deficiency assessments repeatedly or is assessed liquidated damages of more than $5,000 annually;

          C. Incomplete Records. Concessionaire falls to maintain adequate records and accounts reflecting its business and gross receipts;

         D. Revocation of Licenses. An act occurs which results in the suspension or revocation of the rights, powers, licenses, permits and authorities necessary for the conduct and operation of the business authorized herein for a period of more than thirty (30) days,

          E. Transfer of Interest. The interest of Concessionaire under this Agreement is transferred, passes to or devolves upon, by operation of law or otherwise, any other person, firm or corporation without the written consent of Board,

          F. Consolidation or Dissolution. Concessionaire becomes, without the prior written approval of City, a successor or merged corporation in a merger, a constituent corporation in a consolidation or a corporation in dissolution,

         G. Performance. Concessionaire falls to keep, perform and observe any one or more promise, covenant and condition set forth in this Agreement on its part to be kept, performed or observed after receipt of written notice of default from City. However, Concessionaire shall have ten
         (10) days after receipt of such notice to correct the deficiency;

         H. Attachment. An attachment or execution is levied, or a receiver is appointed or of any other process of any court of competent jurisdiction is executed which is not vacated, dismissed or set aside within a period of ninety (90) days and which does, or as a direct consequence of such process will, interfere with Concessionaire's use of the concession premises or with its operations under this Agreement;

         I. Insolvency. Concessionaire becomes insolvent, or takes the benefit of any present or future insolvency statute, or makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or a petition or answer seeking an arrangement for its reorganization, or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States, or of any state law, or consents to the appointment of a receiver, trustee or liquidator of all or substantially all of its property or its property located within the concession areas;

         J. Bankruptcy. By order or decree of court, Concessionaire is adjudged bankrupt, or an order is made approving a petition filed by any of the creditors or stockholders of Concessionaire seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws, or under any law or statute of the United States, or any state thereof,

          K. Petition for Bankruptcy. A petition under any part of the federal bankruptcy laws, or an action under any present or future solvency laws or statute is filed against Concessionaire and is not dismissed within one hundred twenty (120) days;

         L. Control by Receiver. By or pursuant to, or under authority of, any legislative act, resolution or rule, order or decree of any court, governmental board, agency or officer having jurisdiction, a receiver, trustee or liquidator takes possession or control of all or substantially all of the property of Concessionaire, and such possession or control continues in effect for a period of one hundred twenty (120) days;

         M. Adverse Operation. Service ceases or deteriorates for any period which, in the opinion of City materially and adversely affects the operation of service required to be performed by Concessionaire under this Agreement


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



          N. Lien. Any lien is filed against the concession premises because of any act or omission of Concessionaire and such lien is not removed or enjoined; or

         O. Abandonment. Concessionaire voluntarily abandons, deserts, vacates or discontinues its operation of the business herein authorized.

Section 11.2 Cancellation/Termination by City for Other Reasons. City shall have the right to cancel or terminate this Agreement in its entirety and all rights ensuing therefrom anytime after the commencement of the sixth contract year upon giving a thirty (30) day written notice to Concessionaire.

         A. Finding is Required. Section 11.2 shall only be implemented upon a finding by the Airport Board that Concessionaire's performance as measured by customer satisfaction surveys, gross revenue performance, or other performance criteria as established by the Airport Board is substandard and that such cancellation or termination is in the best interests of City. However, Concessionaire shall be granted 30 days to correct any performance deficiency as identified by the City.

         B. Buy-Out. In the event that City cancels or terminates the Concession Agreement in accordance with the provisions of Section 11.2, City will reimburse Concessionaire for the unamortized Net Book Value of its existing improvements (including furniture, fixtures and equipment purchased by Concessionaire) based upon a 10-year straight-line depreciation for structural improvements and applicable schedules for other improvements, with no residual value, provided the Concessionaire has obtained all necessary approvals, and also provided the Concessionaire has reported each improvement, its costs, and the date upon which its depreciation began, and also provided that architectural and design costs do not exceed IO% of the cost of the improvements and all said costs are properly documented and supported by receipts and made available for audit. Costs associated with Concessionaire's employees shall not be included in the calculation of these costs. To become reimbursable the Concessionaire shall at its expense provide City with "as-built" drawings and paid invoices, showing material and labor costs involved in the construction of the approved structural improvement within 90 days of the date that the improvement was put into service. The straight line depreciation shall begin on the first day of the month in which the improvement was placed in service. All improvements included in the buy-out under this section shall become the property of City upon payment of the buy-out.

         In the event, and only in the event, that City cancels or terminates the Concession Agreement in accordance with the provisions of Section
         11.2 and only Section 11.2, City will also pay Concessionaire an amount equal to the unamortized portion of the Concessionaires pre-opening expenses as approved by the City and calculated in accordance with Generally Accepted Accounting Principles.


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



         Pre-opening expenses are limited to those expenses incurred directly by operations under this contract and shall be limited to legal fees incurred for obtaining required licenses for said facilities, reasonable corporate travel, and other items deemed reasonable by the Aviation Director. Said expenses shall not include any cost associated with the development of the proposal for this operation, including any associated travel and outside fees.

Section 11.3 City's Rights of Reentry. City shall, as an additional remedy, upon the giving of written notice of cancellation or termination as above provided in Sections 11.1 and 11.2, have the right to reenter the premises and every part thereof on the effective date of cancellation or termination without further notice of any kind, remove any and all persons therefrom and regain and resume possession either with or without the institution of summary or legal proceedings otherwise. Such reentry, however, shall not in any manner affect, alter or diminish any of the obligations of Concessionaire under this Agreement.

Section 11.4 Surrender of Possession. Concessionaire covenants and agrees to yield and deliver possession of the concession premises to City on the date of the termination, cancellation or expiration of this Agreement promptly, peaceably, quietly and in as good order and condition as the same now are or may be hereafter improved by Concessionaire of City, reasonable use and wear and tear thereof excepted.

Section 11.5 Right to Remove Equipment. Subject to the provisions of Article 8 and its subsections herein, Concessionaire shall have the right to remove its non-fixed equipment, supplies, readily movable furnishings, inventories, removable fixtures and other trade fixtures and personal property from the concession premises if said removal will not cause any damage to the facility. If Concessionaire fails to remove said property, said property shall be considered abandoned and City may dispose of same as it sees fit.

Section 11.6 Acceptance is Not a Waiver. No acceptance by City of the fees and charges for other payments specified herein, in whole or in part, and for any period or periods, after a default of any of the terms, covenants and conditions to be performed, kept or observed by Concessionaire, other than the default in the payment thereof, shall be deemed a waiver of any right on the part of City to cancel or terminate this Agreement on Account of such default.

Section 11.7 Waiver is Not Continuous. No waiver by City at any time of any default on the part of Concessionaire in the performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by Concessionaire shall be or be construed to be a waiver at any time thereafter by City of any other or subsequent default in performance of any of said terms, covenants or conditions, and no notice by City shall be required to restore or revive time as of the essence hereof after waiver by City of default in one or more instances.

Section 11.8 Survival of Concessionaire's Obligations. In the event this Agreement is terminated or canceled by City, or in the event City reenters, regains or resumes possession of the concession premises, all of the obligations of Concessionaire hereunder shall survive and shall remain in full force and effect for the full term of this Agreement unless otherwise agreed to by the City in writing.

Section 11.9 Exercising City's Right of Cancellation. City may exercise such rights of termination and cancellation as provided herein by written notice to Concessionaire after passage of the thirty (30) day time period provided herein and this Agreement shall terminate the thirtieth (30th) day calculated from the date of receipt of said notice by Concessionaire or ninety-six (96) hours after deposit in mail, whichever is first. Any fees due hereunder shall be payable only to said date of termination and cancellation and thereafter all of Concessionaire's rights and privileges and City's obligations shall cease and all improvements made by Concessionaire upon the Leased Premises shall remain in or upon the Leased Premises and shall become the property of City. It is agreed that failure of City to declare this Agreement terminated or canceled upon the default of Concessionaire for any of the reasons set forth herein shall not operate to bar or stop City from declaring this Agreement terminated or canceled by reason of any subsequent violation of the terms of this Agreement.

Section 11.10 Cancellation or Termination By Concessionaire. This Agreement may be canceled or terminated by Concessionaire by giving a thirty (30) day written notice to City upon the happening of one or more of the occurrences specified in Sections 11.10.A. through 11.10.E.

          A. Permanent Abandonment. The permanent abandonment of Airport's passenger terminals for use by airlines or the permanent removal of all certificated passenger airline service from Airport,

         B. Material Restriction of Operation. The lawful assumption by the United States government, or any authorized agency thereof, of the operation, control or use of Airport, or any substantial part thereof, in such manner as to materially restrict Concessionaire from operating thereon for a period of at least ninety (90) consecutive days;

         C. Major Destruction of Premises. The complete destruction of one third or more of the concession premises from a cause other than the negligence or omission-to-act of Concessionaire, its subcontractors, agents or employees, and the subsequent failure of City to repair or reconstruct said premises within twelve (12) months after such destruction,

         D. Federally-Required Amendments. Any exercise of authority as provided in Section 15.25 hereof which shall so interfere with Concessionaire's use and enjoyment of the concession premises as to constitute a termination, in whole or in part, of this Agreement by operation of law in accordance with the laws of the United States; or

         E. Default by City. The default by City in the performance of any covenant or agreement herein required to be performed by City and the failure of City to remedy such default for a period of sixty (60) days after receipt from Concessionaire of written notice to do so.

Section 11.11 Exercising Concessionaire's Right of Cancellation. Concessionaire may exercise such fights of cancellation and termination by written notice to City at any time after the passage of the thirty (30) day period provided herein and this Agreement shall terminate the thirtieth (30th) day calculated from the date of receipt of said notice by City or ninety-six (96) hours after deposit in mail, whichever is first, provided herein and the fees due under this Agreement shall be payable only to the date of said termination or cancellation and thereafter all of Concessionaire's rights and privileges and City's obligations shall cease, and all improvements mad ' e by Concessionaire upon the Leased Premises shall remain in or upon the Leased Premises and shall become the property of City. It is agreed that the failure of Concessionaire to declare this Agreement terminated or canceled upon the default of City for any of the reasons set forth herein shall not operate to bar or stop Concessionaire from declaring this Agreement terminated or canceled by reason of any subsequent violation of the terms of this Agreement by City.

Section 11.12 Removal of Improvements. Concessionaire shall have the rights to the removal of :.the improvements, installed as part of this agreement, in the following circumstances set out in Section 11.12A. and B. as follows.

         A. Damaged Improvements. In the event that the structural or other improvements or furnishings and supplies constructed or installed by Concessionaire in any on or all of the various concession premises are damaged or destroyed, in whole or in part, from any cause whatsoever, Concessionaire shall forthwith proceed with the removal of the debris and damaged or destroyed structural or other improvements, equipment, furnishings and supplies and thereafter shall proceed with all dispatch with the reconstruction work necessary to restore the damaged or destroyed concession premises to the condition they were in prior to the occurrence of such damage or destruction and all costs and expense incurred in connection therewith shall be paid by Concessionaire.

         B. City May Renovate. If, during the last month of this Agreement, Concessionaire has removed all or substantially all of its property from the concession premises, City may enter said premises and alter, renovate or redecorate the same.

                                   ARTICLE 12
                        DAMAGE OR DESTRUCTION OF PREMISES

Section 12.1 Damage or Destruction to Premises. In the event of Damage or Destruction to Premises, Sections 12.1.A. through 12.1.D. shall apply.

         A. Partial Damage. If all or a portion of the concession premises are partially damaged by fire, explosion, the elements, public enemy or other casualty, but not rendered unin habitable, the same will be repaired with due diligence by City at its own cost and expense, subject to the limitations as hereinafter provided, however, that if said damage is caused by the negligence or omission to act of Concessionaire, its subcontractors, agents or employees,

         Concessionaire shall be responsible for reimbursing City for the cost and expenses incurred in such repair.

         B. Extensive Damage. If the damages are so extensive as to render the concession premises or a portion thereof uninhabitable, but are capable of being repaired within thirty ('30) days, the same shall be repaired with due diligence by City at its own cost and expense, subject to the limitations as hereinafter provided, and an appropriate portion of the fees and charges payable herein shall abate from the time of the damage until such time as the premises are fully restored and certified by City as again ready for use; provided, however, that if said damage is caused by the negligence or omission to act of Concessionaire, its subcontractors, agents or employees, said fees and charges will not abate and Concessionaire shall be responsible for reimbursing City for the cost and expenses incurred in such repair.

         C. Complete Destruction. In the event all or a substantial portion of the concession premises are completely destroyed by fire, explosion, the elements, public enemy or other casualty, or are so damaged that they are uninhabitable and cannot be replaced except after more than thirty (30) days, City, at its discretion, shall not be obligated to repair, replace or reconstruct said premises, and a proportionate portion of the fees and charges payable hereunder shall abate as of the time of such damage or destruction and shall henceforth cease until such time as the said premises are fully restored. If within twelve
         (12) months after the time of such damage or destruction said premises have not been repaired or reconstructed, Concessionaire may cancel this Agreement in its entirety as of the date of such damage or destruction.

         D. Destruction due to Negligence. Notwithstanding the foregoing, if the said premises, or a substantial portion thereof, are completely destroyed as a result of the negligence or omission to act of Concessionaire, its subcontractors, agents or employees, said fees and charges shall not abate and City may, in its discretion, require Concessionaire to repair and reconstruct said premises within twelve
         (12) months of such destruction and may pay the cost therefore, or City may repair and reconstruct the same within twelve (12) months of such destruction and Concessionaire shall be responsible for reimbursing City for the cost and expenses incurred in such repair.

Section 12.2 Limits of City's Obligations. In the application of the foregoing provisions, City's obligations shall be limited to repair or reconstruction of the concession premises to the same extent and of equal quality as obtained by Concessionaire at the commencement of its operations hereunder. Redecoration and replacement of furniture, equipment and supplies shall be the responsibility of Concessionaire and any such redecoration and refurnishing/reequipping shall be equivalent in quality to that originally installed.

                                   ARTICLE 13
                INDEMNIFICATION, PERFORMANCE BOND, AND INSURANCE

Section 13.1 Liability. Concessionaire shall comply with the Indemnification, Faithful Performance Bond & Insurance provisions which follow.

Section 13.2 Indemnification. To the fullest extent permitted by law Concessionaire agrees to defend, pay on behalf of, indemnify, and hold harmless City, its elected and appointed officials, employees and volunteers and others working on behalf of City against any and all claims, demands, suits, or loss, including all costs connected therewith, and for any damages which may be asserted, claimed or recovered against or from City, its elected and appointed officials, employees, volunteers or others working on behalf of City, by reason of personal injury, including bodily injury or death, and/or property damage, including loss of use thereof, which arises out of or is in any way connected or associated with this contract and Concessionaire's activities pursuant to this Agreement. It is the intention of the parties that City, its elected and appointed officials, employees, volunteers or others working on behalf of City shall not be liable or in any way responsible for injury, damage, liability, loss or expense resulting to Concessionaire and those it brings onto City premises or on Concessionaire's leasehold due to accidents, mishaps, misconduct, negligence or injuries either in person or property.

Concessionaire expressly assumes full responsibility for any and all damages or injuries which may result to any person or property by reason of or in connection with the use of the concession pursuant to this Agreement, and agrees to pay City for all damages caused to City facilities resulting from Concessionaire activities hereunder.

Concessionaire represents that its activities pursuant to this agreement will be supervised by adequately trained personnel, and Concessionaire will observe all safety rules for the facility and this activity. Concessionaire acknowledges that the City has no duty to and will not provide supervision of the activity.

Section 13.3 Faithful Performance Bond. Within thirty (30) days after award of this Agreement, Concessionaire shall furnish to City, at Concessionaire's sole cost and expense, and shall keep in full force and effect during the complete term of this Agreement and for thirty (30) days thereafter, a Faithful Performance Bond in the continuing penal sum of not less than one fourth of the minimum annual proposal amount inserted by proposer in Section 4.1.4 herein, guaranteeing full performance by Concessionaire of all of the terms, covenants and conditions herein, including, but not limited to, payment of the compensation specified herein.

Section 13.4 Bond Requirements. Said Bond shall be issued by a surety company authorized and licensed to transact business in the State of Iowa, be for the amount stated above with City of Des Moines, as obligee and shall not be subject to cancellation or non-renewal except after the expiration of thirty (30) day written notice by certified mail, return receipt requested, to City of Des Moines.


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Section 13.5 Insurance. Concessionaire shall procure at its expense, and keep in effect at all times during the term of this Agreement, the following forms of insurances

         A. Commercial General Liability. Commercial general liability insurance, on an "Occurrence Basis" with limits of liability not less than $1,000,000.00 per occurrence and $2,000,000.00 aggregate combined single limit, Personal Injury, Bodily and Property Damage. Coverage shall include the following extensions: (a) Contractual Liability; (b) Products and Completed Operations; (c) Independent Contractors Coverage, (d) Deletion of all Explosion, Collapse and Underground;
         (XCU) Exclusions, if applicable; (e) Per contract aggregate.

         B. Motor Vehicle Liability Insurance. Concessionaire shall procure and maintain during the life of this contract/agreement, Motor Vehicle Liability Insurance with limits of liability of not less than $1,000,000.00 per occurrence combined single limit Bodily Injury and Property Damage. Coverage shall include all owned vehicles, all non-owned vehicles, and all hired vehicles.

          C. Liquor Liability. Liquor Liability and General Liability Insurance Coverage in a minimum amount of $1,000,000. 00 combined single limit including bodily injury, property damage and injury to means of support.

         D. Workers  Compensation.  Workers  Compensation  Insurance,  including
         Employers  Liability  Coverage,   in  accordance  with  all  applicable
         statutes of the State of Iowa.

         E. Fire. Fire and lightning, extended coverage, vandalism and malicious mischief and "all risk" insurance, excluding earthquake and flood but including debris removal, in a form at least as broad as the standard insurance services office special extended coverage endorsement, covering all structural or other improvements installed by
         Concessionaire in the concession premises , and all fixtures, furnishings, equipment, merchandise, inventory, and decorations kept, furnished or installed by Concessionaire. City shall be responsible for providing fire insurance on the structural shell of the Leased Premises c

Section 13.6 Increase in Coverage. If during the term of this Agreement, the Aviation Director reasonably determines that such minimum coverage is inadequate, the Concessionaire shall be notified of the inadequacy of the coverage and shall be required to increase said coverage immediately.

Section 13.7 Additional Insured. Insofar as said insurance provides protection against liability for damages to third parties for personal injury, death, and property damage, City shall be included as an additional insured; provided such liability insurance coverage shall also extend to damage, destruction, and injury to City-owned or City-leased property and City personnel, and caused by, or resulting from negligent, work, acts, operations, or omissions of Concessionaire, its officers, agents, employees, invitees, and independent contractors on the Airport. In addition to providing a policy endorsement, the following shall be specified to be Additional Insureds. The City of Des Moines,

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



Iowa, and including all elected and appointed officials, all employees and volunteers, all boards, commissions, and/or authorities and their board members, employees, and volunteers. This coverage shall be primary to the Additional Insureds, and not contributing with any other insurance or similar protection available to the Additional Insureds, whether other available coverage be primary, contributing or excess. City shall have no liability for any premiums charged for such coverage, and the inclusion of City as an additional insured is not intended to, and shall not, make City a partner or joint venturer with Concessionaire in its operations at the Airport.

Section  13.8 Proof of  Insurance.  Concessionaire  shall  provide to:  Aviation
Director, Department of Aviation, Room 201, Des Moines International Airport, 5800 Fleur Drive, Des Moines, Iowa 50321, at least fourteen (14) days prior to the date the agreement is to be executed, Certificates of Insurance (ACORD form) and/or insurance coverage policies acceptable to City showing all coverage and endorsements as set forth in this Section. If so requested, Certified Copies of all policies will be furnished. Concessionaire shall maintain such insurance with insurance underwriters authorized to do business in the State of Iowa.

Section 13.9 Continuation of Coverage. If any of the above coverages expire during the term of this contract/agreement, the Insurance Coverage Vendor shall deliver renewal certificates and/or policies to: Aviation Director, Department of Aviation, Room 201, Des Moines International Airport, 5800 Fleur Drive, Des Moines, Iowa 50321, at least ten (10) days prior to the expiration date.

Section 13.10 Cancellation Notice. Workers Compensation Insurance, Commercial General Liability Insurance and Motor Vehicle Liability Insurance, as described above, shall include an endorsement stating the following: "Thirty (30) days Advance Written Notice of Cancellation, Non-Renewal, Reduction and/or material Change shall be sent to: Aviation Director, Department of Aviation, Room 201, Des Moines International Airport, 5800 Fleur Drive, Des Moines, Iowa 50321.

Section 13.11 Waiver of Subrogation. To the extent permitted by law, Concessionaire hereby releases City, elected and appointed officials, employees and volunteers and others working on behalf of City from any and all liability or responsibility to Concessionaire or anyone claiming through or under Concessionaire by way of subrogation or otherwise, for any loss or damage to property caused by fire or any other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of City, its elected and appointed officials, employees or volunteers or others working on behalf of City. This section shall be applicable and in full force and effect only with respect to loss or damage occurring during the time of Concessionaire's occupancy or use, and Concessionaire's policies of insurance shall contain a clause or endorsement to the effect that such release shall not adversely affect or impair such policies or prejudice the right of Concessionaire cover thereunder. Concessionaire agrees that it's policies will include such a clause or endorsement.

Section 13.12 Code Of Iowa Chapter 670 Governmental Immunities Endorsement. City reserves the following insurance rights under the Code of Iowa:


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



         A. Nonwaiver of Government Immunity. The insurance carrier expressly agrees and states that the purchase of this policy and the naming of City as an Additional Insured does not waive any of the defenses of government immunity available to City under the Code of Iowa Section
         670.4 as it now exists and as it may be amended from time to time.

         B. Claims Coverage. The insurance carrier further agrees that this policy of insurance shall cover only those claims not subject to the defense of government immunity under the Code of Iowa Section 670.4 as it now exists and as it may be amended from time to time.

         C. Assertion of Government Immunity . City shall be responsible for asserting any defense of government immunity, and may do so at any time and shall do so upon the timely Written request of the insurance carrier.

         D. Non-Denial of Coverage. The insurance carrier shall not deny coverage under this policy and the insurance carrier shall not deny any of the right and benefits accruing to City under this policy for reasons of governmental immunity unless and until a court of competent jurisdiction has ruled in favor of the defense(s) of Governmental immunity asserted by City.

                                   ARTICLE 14
                                 FAA PROVISIONS

Section   14.1   Non-Discrimination.   During   the   term  of  this   Agreement
Concessionaire shall comply with the following;

         Concessionaire, for itself, its heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this Agreement, for a purpose for which a Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, Concessionaire shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR, Part 2 1, Non-Discrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

         Concessionaire, for itself, its heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that: (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, that Concessionaire shall use the premises in compliance with all other requirements imposed by or pursuant to 49 CFR, Part 21, Nondiscrimination in Federally Assisted Programs or the Department of Transportation, and as said Regulations may be amended.

Section 14.2 Civil Rights. Concessionaire assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This Provision obligates Concessionaire or its transferee for the period which Federal assistance is extended to the airport program, except where Federal assistance is to provide, or Is in the form of personal property or real property or interest therein or structures or improvements thereon. In these cases, the Provision obligates the party or any transferee for the longer of the following periods: (1) the period during which the property is used by the sponsor or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (2) the period during which the airport sponsor or any transferee retains ownership or possession of the property. In the case of contractors, this Provision binds the contractors from the bid solicitation period through the completion of the contract.

Section 14.3 Just Services. Concessionaire agrees to furnish service on a fair, equal and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable and not unjustly discriminatory prices for each unit of service, PROVIDED, that Concessionaire may make reasonable and non-discriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

Section 14.4 Subordination to Agreements. This Agreement is subject and subordinate to the provisions of any agreements heretofore or hereafter made between City and the United States and/or the State of Iowa relative to the operation, maintenance, development, or administration of the Airport, the execution of which has been required as a condition precedent to the transfer of Federal rights or property to City for Airport purposes, or to the expenditure of Federal or State of Iowa funds for the improvement or development of the Airport, including the expenditure of Federal funds for the development of the Airport in accordance with the provisions of the Federal Aviation Act of 1958, and as said act may be amended from time to time.

                                   ARTICLE 15
                               GENERAL PROVISIONS

The appearance of any provision in this section shall not diminish its importance.

Section 15.1 Assignment and Transfer Prohibited. Concessionaire shall not mortgage, pledge hypothecate or otherwise encumber nor sell, assign, transfer, or permit the use by any other, in whole or in part, this Agreement or any of the concession rights herein granted without the prior written consent of City. Any attempt to do so shall be voidable at City's option and shall confer no right, title, or interest in or to this Concession Agreement, or right of use of the whole or any portion of the

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



concession   facilities   upon  any   such   purchaser,   assignee,   mortgagee,
encumbrancer, pledgee, or other lien holder, successor, or purchaser.

Section 15.2 Agreement Binding Upon Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors, heirs and assigns of the parties hereto. The term concessionaire" shall include any assignee of Concessionaire on any assignment permitted and approved by City.

Section 15.3 City's Right of Access and Inspection. City, by its officers, employees, agents, representatives and contractors, shall have the right at all reasonable times to enter upon the con cession premises for the purpose of inspecting the same, for observing the performance by Concessionaire of its obligations under this Agreement or for doing any act or thing which City may be obligated or have the right to do under this Agreement, or otherwise, and no abatement of fees and charges shall be claimed by or allowed to Concessionaire by reason of the exercise of such right. City shall not be obliged to inform Concessionaire that an inspection or observation is planned, or in progress.

Section 15.4 Attorney's Fees. If City shall, without any fault, be made a party to any litigation commenced by or against Concessionaire arising out of Concessionaire's use or employment of the concession premises and as result of which Concessionaire is finally adjudicated to be liable, then Concessionaire shall pay all costs and reasonable attorney's fees incurred by or imposed upon City in connection with such litigation. In any action by City or Concessionaire for recovery of any sum due under this Agreement, or to enforce any of their terms, covenants or conditions contained herein, the prevailing party shall be entitled to reasonable attorney's fees in addition to cost and necessary disbursements incurred in such action. Each party shall give prompt notice to the other of any claim or suite instituted against it that may effect the other party.

Section 15.5 Rules, Regulations, and Ordinances. City shall adopt and enforce reasonable rules, regulations, and ordinances, which Concessionaire agrees to observe and obey, with respect to the use of the Airport, which shall provide for the safety of those using the same; provided that such rules, regulations, and ordinances shall be consistent with safety and with rules, regulations and orders of the FAA with respect to aircraft operations at the Airport; and provided further, that such rules and regulations shall not be inconsistent with the provisions of this Agreement or the procedures prescribed or approved from time to time by the FAA. Concessionaire shall not violate, or knowingly permit its agents, contractors, or employees acting Concessionaire'S behalf to violate any such Rules and Regulations.

Section 15.6 Compliance with Law. Concessionaire shall comply, at all times during the term of this Agreement, at its own cost and expense, with all applicable present and future ordinances and laws of City, county, or state government or of the United States Government, and of any political division or subdivision or agency, authority or commission thereof which may have jurisdiction to pass laws or ordinances with respect to the uses hereunder or the Leased Premises. In addition,

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



Concessionaire shall not allow any improper, immoral, unlawful, or objectionable activity to be conducted, to be operated, or to occur on any Airport area leased or assigned to Concessionaire.

Section 15.7 Reservation of Rights. Any and all rights and privileges not granted to Concessionaire by this Agreement are hereby reserved for and to City.

Section 15.8 Governing Law. This Agreement and all disputes arising hereunder shall be governed by the laws of the State of Iowa.

Section 15.9 Nonwaiver of Rights. No waiver of default by either party of any of the terms, covenants, and conditions hereof to be performed, kept, and observed by the other party shall be construed as, or shall operate as, a waiver of any subsequent default of any of the terms, covenants, or conditions herein contained, to be performed, kept, and observed by the other party.

Section 15.10 Severability. If one or more clauses, sections, or provisions of this Agreement, or the application thereof, shall be held to be unlawful, invalid, or unenforceable, the remainder and application hereof of such provision shall not be affected thereby.

Section 15.11 Paragraph Headings. The paragraph headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

Section 15.12 Conditions and Covenants. Each covenant herein is a condition, and each condition herein is as well a covenant by the parties bound thereby, unless waived in writing by the parties hereto. The invitation for proposals, instructions to proposers, including Concessionaire's certification form and affirmative action plan, the basic specification, including any addenda thereto, the affidavit of non-collusion and the bonds or other security deposits required under said instructions are a part of this Concession Agreement, and each of the parties hereto does hereby expressly covenant and agree to carry out and fully perform each and all of the provisions of said documents upon its part to be performed. Concessionaire's proposal, dated March 24, 1997, is an integral part of this agreement and is attached hereto as Exhibit A. Should the Concessionaire operate a franchised facility as part of any of its operations associated with this agreement, Concessionaire shall provide a letter or other required documentation from the franchiser granting the rights to operate the franchise at the Airport.

Section 15.13 Americans with Disabilities Act (1990). Concessionaire agrees to comply with the Americans with Disabilities Act (1990) and any amendments and regulations thereto with regards to Concessionaire's operations and Leased Premises on the Des Moines International Airport. In addition, Concessionaire will be solely responsible for fully complying with any and all applicable present and/or future rules, regulations, restrictions, ordinances, statutes, laws and/or orders of any Federal, State and/or local Government entity and/or court regarding disabled access to improvements on the leasehold including any services, programs, or activities provided by Concessionaire. Concessionaire will be solely responsible for any and all damages caused by and/or penalties levied as the result of its non-compliance.

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




Section 15.14 Force Majeure. Neither party hereto shall be liable to the other for any failure, delay or interruption in the performance of any of the terms, covenants or conditions of this Agreement due to causes beyond the control of that party including, without limitation, strikes, boycotts, labor disputes, embargoes, shortage of material, acts of God, acts of the public enemy, action superior governmental authority, weather conditions, floods, riots, rebellion, sabotage or any other circumstance for which such party is not responsible or which is not in its power to control.

Section 15.15 Agreement Construction. Words and phrases herein shall be construed as in the singular or plural number, and a masculine, feminine, or neuter sender, according to the context.

Section 15.16 Entire Agreement. This Agreement, together with all exhibits attached hereto, constitutes the entire Agreement between the parties hereto, and all other representations or statements heretofore made, verbal, or written, are merged herein, and this Agreement may be amended only in writing and executed by duly authorized representatives of the parties hereto. Concessionaire acknowledges that this Agreement supersedes and cancels any and all previous agreements on this matter between Concessionaire and City.

Section 15.17 Copartnership Disclaimer. It is mutually understood that nothing in this Agreement is intended or shall be construed as in any way creating or establishing the relationship of copartners between the parties hereto, or as constituting Concessionaire as an agent or representative of City for any purpose or in any manner whatsoever.

Section 15.18 Development and Protection of Airport. City hereby reserves the following rights for the Airport.

          A. Airport Development. City reserves the right to further develop or improve the Airport as it sees fit, regardless of the desires or view of Concessionaire, and without interference or hindrance.

         B. Airspace. City hereby reserves for the use and benefit of the public, the right of aircraft to fly in the airspace overlying the land herein leased, together with the right of said aircraft to cause such noise as may be inherent in the operation of aircraft landing at, taking off from, or in the vicinity of the Airport, and the right to pursue the operations of same. City reserves the right to take any action it considers necessary to protect the aerial approaches of the Airport against obstructions, together with the right to prevent Concessionaire from erecting or permitting to be erected, any building or other structure on any Leased Premises, which, in the opinion of City, would limit the usefulness of the Airport, or constitute a hazard to aircraft.

Section 15.19 Amendments. All amendments to this Agreement shall be in writing and duly executed by all parties.


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



Section 15.20 License And Permits. Concessionaire shall take or obtain and pay for all licenses and/or permits as required by Federal, State, or Local law and/or necessary conduct of its operations under this Agreement.

Section 15.21 Taxes and Assessments. Prior to the commencement date of this Agreement, the Leased Premises are tax exempt. Concessionaire shall be responsible for payment of any and all real estate taxes, assessments, and charges levied against the Leased Premises or any part thereof or any improvements, on account of Concessionaire's use of the Leased Premises under this Agreement, and upon any taxable interest of Concessionaire acquired in this Agreement. Concessionaire shall also be responsible for payment of any and all personal property taxes levied against any personal property placed upon the Leased Premises by Concessionaire. Concessionaire shall pay all such taxes, assessments and charges as the same become due and payable. Concessionaire shall deliver to City duplicate receipted tax statements showing such taxes, assessments and charges as having been paid prior to delinquency. Taxes for the fiscal year in which this Agreement is terminated shall be paid to City upon such termination in a prorated amount equal to one-twelfth (1/12) of the taxes due and payable for the preceding fiscal year multiplied by the number of months in the fiscal year of such termination which elapsed prior to and including the month of such termination.

Section 15.22 War or National Emergency. During the time of war or national emergency, City shall have the right to lease the landing area or any part thereof to the United States Government for military or naval use, and, if such lease is executed, the provisions of this instrument insofar as they are inconsistent with the provisions of the lease to the Government, shall be suspended.

Section 15.23 Subordination to Bond Ordinance. This Agreement shall be subordinate to the provisions of any Airport Bond Resolution enacted by City. In the event of any conflicts between this Agreement and the Bond Resolution, the Bond Resolution shall govern.

Section 15.24 Representations of Concessionaire. Concessionaire represents that it has the full power and proper authority to make and execute this agreement, to exercise its rights, powers and privileges as described herein, and to perform its agreements and covenants set forth herein.

Section 15.25 Right to Amend. In the event that the Federal Aviation Administration or its successors requires modifications or changes in this Agreement as a condition precedent to the granting of funds for the improvement of Airport, Concessionaire agrees to consent to such amendments, modifications, revisions, supplements or deletions or any of the terms, conditions, or requirements of this Agreement as may be reasonably required to obtain such funds; provided, however, that in no event will Concessionaire be required, pursuant to this paragraph, to agree to an increase in the fees and charges provided for herein or to a change in the use, provided it is an authorized use, to which Concessionaire has put the concession premises.

Section 15.26 Section Headings. The section headings appearing herein are for the convenience of City and Concessionaire, and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provisions of this Concession Agreement.

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Section 15.27 Security - General.  Concessionaire shall be responsible for fully complying with any and all applicable present and/or future rules, regulations, restrictions, ordinances. statutes, laws and/or orders of any federal, state and/or local Governmental entity regarding airfield security.

Section 15.28 Compliance with Federal Aviation Regulation (FAR) Part 107 & Part l39 and Other FARs. Concessionaire shall be responsible to report any malfunction to City of gates and doors, that are located on the Leased Premises or controlled by Concessionaire. Concessionaire agrees to comply at all times with Federal Aviation Regulations Part 107 and Part 139 (and Part 108 if Concessionaire is an air carrier), City's policies, regulations and ordinances, City's Federal Aviation Administration approved Airport Security Program, and any other applicable rules and regulations. Concessionaire further agrees that any fines levied upon City, its officers, employees, agents, and members of City's boards and commissions and employees, agents or officers of City's boards and commissions pursuant to enforcement of Federal Aviation Regulations Part 107 and Part 139 or any other regulation due to acts or omissions by Concessionaire, Concessionaire's agents, servants, employees, independent contractors, or patrons shall be borne by Concessionaire. Concessionaire further agrees to indemnify and hold harmless City, its officers, employees, agents, and members of City's boards and commissions, and employees, agents, or officers of City's boards and commissions from any and all fines so levied and from any and all claims, demands, liabilities, or expenses of every kind or nature related to such levy or defense to such levy (including, but not limited to, salary of attorneys employed by City) which City or any of its officers, employees, or other persons set out above shall or may at any time sustain or incur by reason of or in consequence of such acts or omissions. Further, Concessionaire shall exercise exclusive security responsibility for the Leased Premises and, if Concessionaire is an air carrier, do so pursuant to Concessionaire's Federal Aviation Administration approved Air Carrier Standard Security Program used in accordance with 14 CFR, Part 129.

Section 15.29 Notices. Notices required herein shall be given by certified mail by depositing the same in the United States mail in the continental United States, postage prepaid. Any such notice so mailed shall be presumed to have been received by the addressee 96 hours after deposit of same in the mail. Either party shall have the right, by giving written notice to the other, to change the address at which its notices are to be received. Until any such change is made, notices shall be delivered as follows:

         City:                      Aviation Director
                                    Department of Aviation, Room 201
                                    Des Moines International Airport\
                                    5800 Fleur Drive
                                    Des Moines, Iowa 50321-2854

                                    Telephone: 515-256-5100


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         Concessionaire:            Sayed Ali, President
                                    St. Clair Development Corporation
                                    d/b/a Creative Croissants
                                    6335 Ferris Square, Suite G
                                    San Diego, CA 92121

                                    Telephone: 619-587-7300

If notice is given in any other manner or at any other place, it will also be given at the place and in the manner specified above.

IN WITNESS WHEREOF, The parties hereto have executed this Agreement as of the date first above written.

                                       CITY OF DES MOINES, IOWA


                                       By:
                                          Robert D. Ray, Mayor



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